                                                                      Exhibit 11


                       Computation of Earnings Per Share


                                                          THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                               JUNE 30,                          JUNE 30,
                                                      ----------------------------      ----------------------------
                                                          1997           1996              1997             1996
                                                      -----------      -----------      -----------      -----------
 PRIMARY EARNINGS PER SHARE:
   Weighted average and common equivalent shares       26,283,343       26,196,613       26,273,447       26,135,111
                                                      -----------      -----------      -----------      -----------
   Net income                                         $ 9,884,637      $10,674,046      $17,780,644      $20,522,156
                                                      ===========      ===========      ===========      ===========
   Net income per share                               $      0.38      $      0.41      $      0.68      $      0.79
                                                      ===========      ===========      ===========      ===========

 FULLY DILUTED:
   Weighted average and common equivalent shares       26,283,343       26,196,613       26,273,447       26,135,111
                                                      -----------      -----------      -----------      -----------
   Net income                                         $ 9,884,637      $10,674,046      $17,780,644      $20,522,156
                                                      ===========      ===========      ===========      ===========
   Net income per share                               $      0.38      $      0.41      $      0.68      $      0.79
                                                      ===========      ===========      ===========      ===========





                                       35